EXHIBIT 12


                        VOTING, RIGHT OF FIRST OFFER
                                    AND
                              WAIVER AGREEMENT


      THIS AGREEMENT made as of the 12th day of June, 1998.

 BY AND AMONG:


                LYNX VENTURES L.P.,
                a limited partnership existing under the laws of the State of Delaware

                (hereinafter referred to as the "Investor"),

                                                         OF THE FIRST PART,

                                  - and -

                THOMAS H. LEE EQUITY PARTNERS, L.P.,
                a limited partnership existing under the laws of the State of Delaware,

                (hereinafter referred to as "THL"),

                                                        OF THE SECOND PART,

                                  - and -

                THL-CCI LIMITED PARTNERSHIP,
                a limited partnership existing under the laws of the Commonwealth of Massachusetts,

                (hereinafter referred to as "THL-CCI"),

                                                         OF THE THIRD PART.


           WHEREAS, as of the date hereof, each of Investor, THL and THL-CCI (together, the "Parties") owns (either beneficially or of record) the number of shares of common stock, no par value (the "Common Shares") of Livent Inc., an Ontario corporation (the "Corporation") set forth in Schedule A annexed hereto (all such shares, including any shares or other voting securities of the Corporation which are issued upon exercise of any options, rights or similar arrangements held by any of the Parties and any shares or other voting securities of the Corporation hereafter acquired (including as dividends) by any of the Parties being hereinafter referred to as the "Shares");

           WHEREAS the execution and delivery of this Agreement is a condition precedent to the closing of the transactions contemplated by the Investment Agreement, dated as of April 13, 1998 (the "Investment Agreement"), between the Corporation and the Investor; and

           WHEREAS, THL and THL-CCI have agreed to grant Investor a right of first offer over all the Shares owned beneficially or of record by them.

           NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties, intending to be legally bound, hereby agree as follows:

 1. SHARES. Each of the Parties hereby agrees that all Shares shall be subject to the terms and provisions of this Agreement. Each of the Parties, with respect to the Common Shares indicated opposite such Party's name in Schedule A annexed hereto, does hereby represent and warrant that such shares represent all of the Common Shares and other voting securities in the Corporation beneficially owned by it as of the date hereof. Each of the Parties hereby agrees to provide prompt notice to the other in the event of a change in the number of Shares beneficially owned by such Party.

 2. VOTING OF SHARES. Each of the Parties agrees to vote or cause to be voted all Shares, and to exercise its influence in respect of the Corporation (including with respect to its nominees who are directors of the Corporation) in an effort to ensure that the nominees for election as directors nominated from time to time by each of the Parties pursuant to (i) the Shareholders Agreement dated the date hereof between the Company, Investor, David R. Maisel, Garth H. Drabinsky ("Drabinsky"), Myron L. Gottlieb ("Gottlieb") and Roy L. Furman (the "1998 Shareholders Agreement") and (ii) the Shareholders Agreement dated February 3, 1995, between Drabinsky, Gottlieb, THL and THL-CCI (the "1995 Shareholders Agreement"), shall be elected as directors of the Corporation; provided, however, that the number of Common Shares which shall be subject to this Agreement shall be reduced on a pro rata basis among the Parties, based on the number of votes each Party has a right to cast, such that the total number of votes cast by the Parties shall never exceed 50% of the total votes which can be cast by all of the voting securities of the Corporation.

 3. CONSENT TO ASSIGNMENT OF RIGHTS. THL and THL-CCI hereby consent to the assignment by Gottlieb and Drabinsky to Investor of their rights under Sections 4.5 and 4.6 of the 1995 Shareholders Agreement.

 4. WAIVER OF PRE-EMPTIVE RIGHTS. Each of THL and THL-CCI hereby agrees to waive any existing pre-emptive rights it may have in connection with any Shares owned beneficially or of record by it pursuant to
      Section 3.1(b) of the Investors Agreement dated February 3, 1995, between the Corporation, THL and THL-CCI (the "1995 Investors Agreement") and Section 3.1(h) of the 1995 Shareholders Agreement.

 5. WAIVER OF TAG-ALONG RIGHTS. Each of THL and THL-CCI hereby agrees to waive any existing rights it may have to sell any Shares owned beneficially or of record by it pursuant to any Tag-Along Rights (as defined below) with respect to any sale by Drabinsky or Gottlieb of Common Shares owned beneficially or of record by each of them. For purposes of this Section 5, "Tag-Along Rights" shall mean any right to sell Common Shares owned beneficially or of record by participating in a sale by Drabinsky or Gottlieb of the Common Shares owned by each of them.

 6. CONVERTIBLE NOTE COVENANTS. Each of THL and THL-CCI hereby agree that in the event that the Corporation is requested by the Investor to take an action which would otherwise require the Corporation to obtain a waiver or consent from THL and/or THL-CCI of any of the covenants contained in Section 3.1(j) of the 1995 Shareholders Agreement and
      Section 3.1(f) of the 1995 Investors Agreement, such waiver or consent shall be deemed granted pursuant hereto by each of THL and THL-CCI for purposes of the Corporation taking any such action immediately upon receipt of notice from the Corporation or the Investor of such request and no further action shall be required to be taken by THL and THL-CCI in connection with such waiver or consent.

 7.   CONTROLLED FOREIGN CORPORATION PROHIBITION.

      a. Each of the Parties hereby covenants and agrees that, after the date hereof, it shall not take any action (including the purchase of, or acquisition of voting rights with respect to, Voting Securities) that would cause the Corporation to be a controlled foreign corporation ("CFC") for U.S. federal income tax purposes.

      b. Section 7(a) above shall not apply with respect to a bona fide offer by Investor to purchase all outstanding Voting Securities provided that if the Corporation becomes a CFC as a result of such offer, THL and THL-CCI would not collectively own, directly, indirectly, or by attribution, 10% or more of all Voting Securities at the end of the day on which the Corporation becomes a CFC. For purposes of this provision, it is assumed that all Outstanding Options held by THL and THL-CCI are converted to Common Shares.

      c. Each of the Parties hereby covenants and agrees to cooperate with each other with respect to compliance with the provisions of this
           Section 7 and to report to each other any information affecting such compliance. Further, each of the Parties hereby covenants and agrees to implement a strategy to prevent the voting rights of any person other than Investor to equal or exceed 10% of the total number of votes which can be cast by all Voting Securities (assuming for such purposes that all Outstanding Options are converted to Common Shares if such person would have the right to vote such Common Shares).

      d. For purposes of this Section 7 only, the term "Voting Securities" means all Common Shares and any other voting securities of the Corporation.

      e. For purposes of this Section 7 only, the term "Outstanding Options" means all outstanding options, warrants and convertible debentures of the Corporation that may be converted to Common Shares.

 8. NO INCONSISTENT ARRANGEMENTS. Each of the Parties hereby covenants and agrees that, except as expressly provided in this Agreement, it shall not take any action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

 9.   TERM AND TERMINATION OF AGREEMENT.

      a. This Agreement shall become effective as of the Closing Date (as such term is defined under the Investment Agreement) and shall remain in full force and effect, unless otherwise terminated in accordance with the terms of this Agreement.

      b. Any Party may terminate this Agreement in the event that (i) the Investor and its affiliates collectively or (ii) THL and THL-CCI collectively, beneficially own less than the Share Limit (as defined below). As used herein, the term "Share Limit" shall mean initially 500,000 Common Shares and shall be appropriately adjusted from time to time to take into account dilutive effects resulting from changes in the number of Common Shares outstanding subsequent to the Closing Date, whether by recapitalization, declaration of a stock split, payment of a stock dividend or otherwise.

 10. CHANGE OF COMMON SHARES. The Parties agree that the provisions of this Agreement relating to the Shares shall apply, mutatis mutandis, to any shares or securities into which such Shares may be converted, changed, reclassified, redivided, redisignated, subdivided or consolidated, to any shares or securities which are received by a Party as a stock dividend or distribution payable in shares or securities of the Corporation which entitle the holder thereof to vote at any meeting of the shareholders of the Corporation and to any shares or securities of the Corporation or of any successor or continuing company or corporation to the Corporation which may be received by any Party on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

 11.  AMENDMENTS.   This Agreement may be amended only with the approval of
 each of the parties hereto.

 12. WARRANTY. Each of the Parties represents, warrants and agrees that it is free to enter into this Agreement and is not subject to any obligations or agreements which will or might prevent or interfere with the performance of its obligations hereunder. Each of the parties hereto further represents and warrants and acknowledges and agrees that it has had the opportunity to seek, and was not prevented or discouraged from seeking, independent legal advice prior to the execution and delivery of this Agreement and that, in the event that it did not avail himself of that opportunity prior to signing this Agreement, it did so voluntarily without any undue duress or pressure and agrees that this failure to obtain legal advice shall not be used by it as a defense as to the enforcement of its obligations under this Agreement.

 13. NOTICE. All notices, requests, demands and other communications shall be in writing and shall be deemed to have been duly given if personally delivered or sent by United States or Canadian mails or by telegram or telex confirmed by letter, or by facsimile transmission, receipt confirmed, to the address set forth below:

           Notices to Investor shall be addressed as follows:

                Lynx Ventures L.P.
                c/o Dreyer, Edmonds & Associates
                355 South Grand Avenue
                Suite 4150
                Los Angeles, CA 90071
                U.S.A.
                Fax No.: (213) 617-1806

                Attention:     Michael Dreyer

           with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                919 Third Avenue
                New York, NY 10022-3897
                U.S.A.
                Fax No.:  (212)  735-2000

                Attention:     Eric L. Cochran

           with a courtesy copy to:

                Munger, Tolles & Olson
                355 South Grand Avenue
                Los Angeles, CA 90071-1560
                U.S.A.
                Fax No.: (213) 687-3702

                Attention:     Robert L. Adler

      Notices to THL or THL-CCI shall be addressed as follows:

                Thomas H. Lee Company
                75 State Street
                Boston, MA  02109
                U.S.A.
                Fax No.: (617) 227-3514

                Attention:     Scott M. Sperling

           with a copy to:

                Hutchins, Wheeler & Dittmar
                A Professional Corporation
                101 Federal Street
                Boston, MA  02110
                U.S.A.
                Fax No.: (617) 951-1295

                Attention:     Charles W. Robins

 All notices requiring timely attention shall be sent by facsimile transmission, telex or overnight mail. Any notice shall be deemed received, unless earlier received, (a) if sent by certified or registered mail, return receipt requested, when actually received, (b) if sent by overnight mail, on the next business day, (c) if sent by telegram or telex, on the date sent, and (d) if sent by facsimile transmission or delivered by hand, on the date of receipt. Any party may change its address for service from time to time by notice given in accordance with the foregoing provisions.

 14. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA AS APPLICABLE THEREIN, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE PROVINCE OF ONTARIO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA AS APPLICABLE THEREIN.

 15. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

 16. ASSIGNMENT. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto.

 17. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, heirs, administrators, executors and legal personal representatives.

 18. NUMBER AND GENDER. Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

 19. ENTIRE AGREEMENT. This Agreement, including Schedule A hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof, except as provided herein. No amendment, waiver or termination of this Agreement shall be binding on a party hereto unless consented to in writing by such party.

 20. SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without any requirement for securing or posting any bond, in addition to any other remedy at law or equity.

 21.  TIME OF THE ESSENCE.  Time shall be the essence of this Agreement.

 22. FURTHER ASSURANCES. Each of the parties to this Agreement shall do all such acts and things and shall execute and deliver, or cause to be executed and delivered, all such documents, instruments and agreements as may be necessary or desirable to give effect to the provisions of and the intent of this Agreement.

 23. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which, when executed by a party hereto, shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.


           IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be duly executed on the date hereof.

                               LYNX VENTURES L.P.

                               By:  Lynx Ventures L.L.C.,
                                    its General Partner


                               By: /s/ Michael S. Ovitz
                                   _____________________________
                               Name:     Michael S. Ovitz
                               Title:    Managing Member


                               THOMAS H. LEE EQUITY
                               PARTNERS, L.P.

                               By: THL Equity Advisors Limited
                                   Partnership, its General Partner

                               By:  THL Equity Trust,
                                    its General Partner


                               By: /s/ Scott M. Sperling
                                   _____________________________
                               Name:     Scott M. Sperling
                               Title:    Managing Director and Trustee


                               THL-CCI LIMITED PARTNERSHIP

                               By:  THL Investment Management Corp.,
                                       its General Partner


                               By: /s/ Scott M. Sperling
                                   _____________________________
                               Name:     Scott M. Sperling
                               Title:    Managing Director



                                 SCHEDULE A


 Shareholder                                  Common Shares

 Lynx Ventures L.P.                               2,500,000 (1)
 Thomas H. Lee Equity Partners, L.P.              1,261,026
 THL-CCI Limited Partnership                        266,246


 ______________________

  1 Number of Common Shares acquired upon closing of the transactions contemplated by the Investment Agree- ment.